Exhibit 99.1
PlanetOut Reports Third-Quarter 2005 Results
31-Percent Advertising Revenue Growth
and 30-Percent Subscriber Growth, Year-Over-Year
SAN FRANCISCO, November 9, 2005 — PlanetOut Inc. (Nasdaq: LGBT) today reported its financial results for the third quarter ended September 30, 2005.
“We continued to see solid year-over-year growth across our business in the third quarter, including total revenue of $7.6 million, up 20 percent over the prior year’s quarter; Adjusted EBITDA of $1.5 million, up nine percent over the prior year’s quarter; and GAAP net income of $841,000, or $0.05 per share, up from a loss of $0.25 per share in the prior year’s quarter,” said Lowell Selvin, chairman and chief executive officer, PlanetOut Inc.
“As announced today, we have acquired substantially all of the assets of LPI Media Inc., the publisher of the leading national LGBT magazines, OUT and The Advocate, and acclaimed Web sites such as Advocate.com, OUT.com and related e-commerce sites,” Selvin said. “We believe that this transaction will offer advertisers access, across multiple platforms, to the largest LGBT-targeted audience anywhere in the world. We also believe that it will allow us to further accelerate our revenue and earnings growth.”
Third-Quarter Financial Results
Revenue — Total revenue for the third quarter of 2005 was $7.6 million, up 20 percent from total revenue of $6.3 million for the third quarter of 2004. Total revenue for the third quarter of 2005 included advertising revenue of $2.1 million, a 31-percent increase from $1.6 million for the third quarter of 2004, and subscription services revenue of $5.1 million, up 17 percent from $4.3 million for the same quarter a year ago.
Income from Operations and Adjusted EBITDA — Income from operations for the third quarter of 2005 was $606,000, up 185 percent from $213,000 for the third quarter of 2004. Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) for the third quarter of 2005 was $1.5 million, compared with $1.4 million for the same quarter a year ago. For the third quarter of 2005, both of these items reflected increases in technical infrastructure investments and expenses related to compliance with the Sarbanes-Oxley Act.
Net Income and Earnings Per Share — Net income for the third quarter of 2005 was $841,000, or $0.05 per basic and diluted share, compared with a net loss of $29,000, or a net loss of $(0.25) per basic and diluted share, attributable to common stockholders, for the third quarter of 2004.
“We are pleased with our third-quarter results, which included year-over-year growth of 31 percent in advertising revenue and 30 percent in total paid subscribers,” said Jeff Soukup, executive vice president and chief financial officer, PlanetOut Inc. “In addition to our ability to deliver another quarter of strong results, we were also able to accelerate product launches, deliver new features and site enhancements and execute an important acquisition.”

Third-Quarter and Recent Business Highlights
•	31% year-over-year advertising revenue growth. In the first half of 2005, PlanetOut’s online display advertising grew 41 percent. By comparison, industry growth rates for online display advertising increased 26 percent in the first half of 2005 over the prior year as measured by the Interactive Advertising Bureau (IAB) and PricewaterhouseCoopers (PwC).

•	Launch of affiliate ad network with and extension of PlanetOut’s contract with Google for contextual links and sponsored search.

•	Launch of PlanetOut Video in September, as planned, to a successful reception from the online community, major movie studios and television networks. Additionally, PlanetOut Video recently added daily and weekly streams from QTN’s original entertainment and news programming.

•	30% year-over-year subscriber growth. Total paid subscribers at September 30, 2005 increased to 153,800 from 118,400 a year earlier.

•	7.9% subscriber churn, a record low, demonstrating successful execution of subscriber retention efforts and continuing a downward trend from 9.7% in the third quarter of 2004 and 8.0% in the second quarter of 2005.

•	23% year-over-year increase in average subscription length from 10.3 months to 12.7 months.

•	Completed numerous ongoing connection service enhancements with a focus on usability and portability, including mobile chat and text messaging, ongoing site and registration redesign upgrades, and the launch of a robust new email marketing tool.

•	Launch of an aggressive international marketing campaign, on September 30, 2005, including free promotions for an introductory period, designed to accelerate growth and build additional critical mass in key international markets. Since the launch of this campaign, daily member sign-ups have increased nearly 45 percent on international sites.

•	20.2% and 18.3% Adjusted EBITDA margins for the three and nine months ended September 30, 2005, respectively.

•	Acquired substantially all of the assets of LPI Media, the nation’s largest publisher targeting the gay and lesbian community, further solidifying PlanetOut’s position as the leading media and entertainment company targeting the global LGBT market.
Business Outlook
The following statements are based upon PlanetOut management’s current expectations. These statements are forward-looking, and actual results may differ materially. The company undertakes no obligation to update these statements. PlanetOut expects to report consolidated financial results for the combined company, including a breakout of organic business growth, in its fourth-quarter earnings announcement and conference call in February 2006, and to provide its business outlook for the combined company at that time.
With respect to its organic business, PlanetOut is reiterating its prior full-year outlook for 2005 and expects total revenue to be between $30.0 million and $32.0 million, Adjusted EBITDA to be between $5.5 million and $6.5 million and GAAP net income to be between $2.5 million and $3.5 million.

As of September 30, 2005, PlanetOut had 143,800 paid subscribers in the U.S. and Canada. The company expects paid subscribers in the U.S. and Canada as of December 31, 2005 to be between 149,000 and 152,000. The company is providing these estimates for paid subscribers in the U.S. and Canada to give investors additional information about its anticipated growth in these markets, while it pursues a more aggressive marketing campaign, including free promotions, in other international markets. During the fourth quarter, PlanetOut will continue to recognize revenue from paid subscribers in these other international markets who subscribed to the premium service prior to the launch of this international promotional campaign. The company does not count free subscribers in these calculations until they convert to paid membership status.
In addition to its organic business growth, the company expects that the LPI Media acquisition will generate revenue of $2.5 million to $3.5 million in the fourth quarter due to the mid-quarter closing date of the transaction. PlanetOut also expects that EBITDA and net income contributions from the LPI Media acquisition will be limited in the fourth quarter as it incurs short-term integration and transaction-related expenses.
PlanetOut’s business outlook for fourth-quarter and full-year revenue, Adjusted EBITDA, and net income reflects several factors, including increased marketing expenses, investments in technology infrastructure and personnel and increased expenses related to compliance with the Sarbanes-Oxley Act.
Conference Call and Webcast Information
The company plans to host a conference call and live webcast today at 5:30 p.m. ET/2:30 p.m. PT to discuss its results for the third quarter of 2005, business outlook for the fourth quarter and full year, and the recently announced acquisition of LPI Media and related entities. Separately, a brief slide presentation may be utilized during the call and webcast from the “Investor Center” section of the company’s corporate website (www.planetoutinc.com). Investors in the United States and Canada can dial 800-218-9073, access code 11042129, to listen to the teleconference. International callers can access the call at 303-262-2140. A telephonic replay will also be available for two weeks after the live call at 800-405-2236 (international callers dial 303-590-3000), access code 11042129.
Use of Non-GAAP Financial Measures
This press release discusses Adjusted EBITDA, a non-GAAP financial measure. Readers should not consider Adjusted EBITDA in isolation or as a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with GAAP. Because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations, it may differ from and not be comparable to similarly titled measures of other companies. A detailed reconciliation of the pro forma measurement data with comparable GAAP measurement data has been provided as a table following the condensed financial statements accompanying this announcement.

About PlanetOut Inc.
PlanetOut Inc. is a leading global media and entertainment company serving the lesbian, gay, bisexual and transgender (LGBT) community. PlanetOut’s media properties include Gay.com, PlanetOut.com, Kleptomaniac.com, and OUT&ABOUT Travel, in addition to the newly-acquired national magazines and acclaimed Web sites of LPI Media, Inc. These properties include The Advocate (www.advocate.com); OUT (www.out.com); HIVPlus (www.hivplusmag.com), as well as other publishing, direct marketing and e-commerce properties, including Alyson Publications, SpecPub, Inc. and Triangle Marketing Services, Inc. PlanetOut, based in San Francisco, offers FORTUNE 1000 advertisers access to what it believes to be the most extensive network of gay and lesbian people in the world. For more information, please visit www.planetoutinc.com.
Forward-Looking Statements
In addition to the historical information contained herein, this press release contains forward-looking statements, including statements regarding PlanetOut’s anticipated future growth and financial performance, including growth and financial performance due to the recent acquisition of LPI Media and its related entities, as well as statements containing the words “believes,” “anticipates,” “expects,” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the company’s limited operating history and variability of operating results; the company’s ability to attract and retain subscribers and advertisers; the company’s ability to integrate the acquired assets of LPI and its business units; competition; timing of product launches; and the company’s dependence on technology infrastructure and the Internet. Additional information concerning factors that could affect PlanetOut’s future business and financial results is included in the company’s Annual Report on Form 10-K for the year ended December 31, 2004 and other public filings filed from time to time with the Securities and Exchange Commission (SEC), which are available at the SEC’s website at www.sec.gov.
All figures reported today are unaudited and may be subject to change.
Contact:
PlanetOut Inc.
Spencer Moore, 415-834-6476 (Media Relations)
spencer.moore@planetoutinc.com
Demer IR
Peter DeNardo, 415-834-6340 (Investor Relations)
ir@planetoutinc.com
Editor’s Note: PlanetOut today also released news of its acquisition of LPI
Media Inc.

PlanetOut Inc.
Condensed Balance Sheets
(Unaudited, in thousands)

	Sep 30,	Dec 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$44,149	$43,128
Accounts receivable, net	2,188	2,075
Prepaid expenses and other current assets	1,916	2,209

Total current assets	48,253	47,412
Property and equipment, net	7,839	7,011
Goodwill	3,403	3,403
Investment in unconsolidated affiliate	—	57
Other assets	1,049	1,325

Total assets	$60,544	$59,208

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$632	$2,040
Accrued liabilities	1,393	1,469
Deferred revenue	4,352	3,506
Capital lease obligations, current portion	381	998
Notes payable, current portion	189	190

Total current liabilities	6,947	8,203
Capital lease obligations, less current portion	261	491
Notes payable, less current portion	—	142
Deferred rent	1,781	1,608

Total liabilities	8,989	10,444

Stockholders’ equity:
Common stock	17	17
Additional paid-in capital	88,224	88,387
Note receivable from stockholder	(603)	(603)
Unearned stock-based compensation	(680)	(1,619)
Accumulated other comprehensive loss	(121)	(106)
Accumulated deficit	(35,282)	(37,312)

Total stockholders’ equity	51,555	48,764

Total liabilities and stockholders’ equity	$60,544	$59,208

PlanetOut Inc.
Condensed Statements of Operations
(Unaudited, in thousands)

	Three months ended		Nine months ended
	Sep 30,	Sep 30,	Sep 30,	Sep 30,
	2005	2004	2005	2004
Revenue:
Subscription services	$5,077	$4,328	$15,102	$12,167
Advertising services	2,106	1,604	6,064	4,414
Transaction services	368	378	1,120	1,278

Total revenue	7,551	6,310	22,286	17,859

Operating costs and expenses:[1]
Cost of revenue	2,177	1,941	6,622	6,098
Sales and marketing	2,551	2,248	7,539	6,234
General and administrative	1,430	1,263	4,293	3,862
Depreciation and amortization	787	645	2,455	1,673

Total costs and expenses	6,945	6,097	20,909	17,867
Income (loss) from operations	606	213	1,377	(8)
Other income (expense), net	310	(223)	769	(413)

Income (loss) before income taxes	916	(10)	2,146	(421)
Provision for income taxes	(75)	(19)	(116)	(24)

Net income (loss)	841	(29)	2,030	(445)
Accretion on redeemable convertible preferred stock	—	(438)	—	(1,313)

Net earnings (loss) attributable to common stockholders	$841	$(467)	$2,030	$(1,758)

Net earnings (loss) per share:
Basic [2]	$0.05	$(0.25)	$0.12	$(0.99)

Diluted [3]	$0.05	$(0.25)	$0.11	$(0.99)

Weighted-average shares used to compute net earnings per share:
Basic	17,202	1,841	17,078	1,780

Diluted	18,200	1,841	18,148	1,780

Adjusted EBITDA [4]	$1,526	$1,395	$4,083	$3,389

[1]	Operating costs and expenses include non-cash charges for stock-based compensation. The related amounts of these charges are noted in our supplemental disclosure of stock-based compensation expense.

[2]	Basic net income (loss) per share attributable to common stockholders is computed using the weighted average of number of common shares outstanding during the period.

[3]	Diluted net income (loss) per share is computed using the weighted average number of common shares that would have been outstanding if the dilutive potential common shares had been issued.

[4]	Adjusted EBITDA is a non-GAAP financial measure and is defined as net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation, equity in net income (loss) of unconsolidated affiliate and other income (expense), net. We deduct other income (expense), net, consisting primarily of interest income from net income in calculating Adjusted EBITDA because we regard interest income to be a non-operating item. For clarification, we have provided a reconciliation of Adjusted EBITDA to both net income (loss) and income (loss) from operations because we believe that these are the most comparable GAAP financial measures to Adjusted EBITDA.

PlanetOut Inc.
The following table reconciles the calculation of Adjusted EBITDA with both net income (loss) and income (loss) from operations for the three and nine months ended September 30, 2005 and 2004:
(Unaudited, in thousands)

	Three months ended		Nine months ended
	Sep 30,	Sep 30,	Sep 30,	Sep 30,
	2005	2004	2005	2004
Net income (loss)	$841	$(29)	$2,030	$(445)
Provision for income taxes	75	19	116	24
Other income (expense), net	(310)	223	(769)	413

Income (loss) from operations	$606	$213	$1,377	$(8)
Depreciation and amortization	787	645	2,455	1,673
Stock-based compensation expense	133	537	251	1,724

Adjusted EBITDA	$1,526	$1,395	$4,083	$3,389

PlanetOut Inc.
Supplemental Disclosure of Stock-Based Compensation Expense
(Unaudited, in thousands)

	Three months ended		Nine months ended
	Sep 30,	Sep 30,	Sep 30,	Sep 30,
	2005	2004	2005	2004
Stock-based compensation expense:
Cost of revenue	$10	$115	$37	$466
Sales and marketing	33	149	58	436
General and administrative	90	273	156	822

Total stock-based compensation expense	$133	$537	$251	$1,724